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                             UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934
Date of Report......May 21, 1996

                   National Bancorp of Alaska, Inc.
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        (Exact name of registrant as specified in its charter)

        Delaware                    0-10769           92-0087646
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  (State or other jurisdiction    (Commission       (IRSEmployer
     of incorporation)              File Number)     Identification No.)

   Northern Lights Boulevard and C Street, Anchorage, AK  99503
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   (Address of principal executive offices)              (Zip Code)

                      (907) 276-1132
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    (Registrant's telephone number, including area code


























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Item 5. Other Events
        Press Release

            NATIONAL BANCORP OF ALASKA ANNOUNCES

                      STOCK REPURCHASE

     (Anchorage, AK) --  National Bancorp of Alaska announced today that its board of directors has authorized the repurchase of up to

300,000 shares or approximately 3.8 percent of the company's common stock.


     Ed Rasmuson, chairman of the bank's board of directors, said "the repurchased shares may be reissued in the future in connection with the company's profit sharing plan, 401(k) plan and non-qualifying deferred compensation plan, or for other corporate purposes, or else held indefinitely in the treasury or retired."


     "The repurchase of the company's common stock will be made from time to time in accordance with market conditions," said Rasmuson.


     National Bancorp of Alaska is the holding company that owns all of the shares of National Bank of Alaska.  NBA is one of the highest capitalized banks in the United States and is a NASD listed stock under the ticker symbol NBAK.  Its principal office in Anchorage, Alaska.














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                              SIGNATURES

   Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NATIONAL BANCORP OF
ALASKA, INC.

  May 21, 1996                         /s/Edward B. Rasmuson
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    Date                               Edward B. Rasmuson,Chairman
                                       of the Board









































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